UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
THERMADYNE HOLDINGS CORPORATION
(Exact name of Registrant as specified in its Charter )

Delaware (State of incorporation or organization)	74-2482571 (I.R.S. Employer Identification Number)

16052 Swingley Ridge Road, Suite 300 St. Louis, Missouri (Address of principal executive offices)	63017 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐
Securities Act registration statement file number to which this form relates:                 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange
to be so registered	on which each class is to be registered
Common Stock, par value $0.01 per share.	The NASDAQ Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     A complete description of the common stock, par value $0.01 per share, of Thermadyne Holdings Corporation, a Delaware corporation (the “Registrant”), that is to be registered hereunder is provided in the Registrant’s Registration Statement on Form 10/A, Amendment No. 2, filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description (the “Registration Statement”). Such portion of the Registration Statement is incorporated herein by reference.
Item 2. Exhibits
     Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THERMADYNE HOLDINGS CORPORATION
Date: October 9, 2007	By:	/s/ Patricia S. Williams
Patricia S. Williams
Vice President and General Counsel

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